As filed with the United States Securities and Exchange Commission on May 22, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Crocs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2164234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6328 Monarch Park Place

Niwot, Colorado 80503

(303) 848-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erik Rebich
General Counsel and Secretary
Crocs, Inc.
6328 Monarch Park Place
Niwot, Colorado 80503
(303) 848-7000

 (Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Nathaniel G. Ford, Esq.

Jason Day, Esq.
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock(5), Preferred Stock(5), Debt Securities(5), Stock Purchase Contracts(5), Warrants(5)	$75,000,000	N/A	$75,000,000	$4,185

(1)            There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate number of debt securities, stock purchase contracts, and warrants of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $75,000,000.  Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(2)            The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)            Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(4)            Calculated pursuant to Rule 457(o) under the Securities Act.

(5)            Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock, debt securities, stock purchase contracts, and warrants as may be issued upon exercise, settlement, exchange or conversion of securities as may be offered pursuant to any prospectus or prospectus supplement filed with this registration statement. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

                The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2009

PROSPECTUS

$75,000,000

Debt Securities

Preferred Stock

Common Stock

Stock Purchase Contracts

Securities Warrants

By this prospectus, we may from time to time offer debt securities, preferred stock, common stock, stock purchase contracts and/or securities warrants in one or more offerings and in amounts, at prices and on terms that we will determine at the time of such offerings. We will provide specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock, par value $0.001 per share, trades on the Nasdaq Global Select Market under the symbol “CROX.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus and in the prospectus supplement we will deliver with this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

The aggregate market value of our outstanding common equity held by non-affiliates as of May 11, 2009 was approximately $227.9 million. We have not issued any securities under Form S-3 during the last 12 months.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may sell debt securities, preferred stock, common stock, stock purchase contracts, or warrants described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. We maintain a web site at www.crocs.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•                  Annual Report on Form 10-K for the year ended December 31, 2008;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•                  Current Reports on Form 8-K filed on February 13, 2009, February 17, 2009, February 19, 2009, March 2, 2009, March 20, 2009 and March 31, 2009; and

•                  The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A filed with the Commission on January 24, 2006, as the same may be amended from time to time.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary

Crocs, Inc.
6328 Monarch Park Place
Niwot, Colorado 80503
(303) 848-7000

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus, and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions of our management.  These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to us.  Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2008 and other filings we have made with the SEC. These factors include, without limitation:

•macroeconomic issues, including, but not limited to, the current global financial crisis;

•our ability to obtain adequate financing;

•our ability to effectively manage our future growth or declines in revenue;

•changing fashion trends;

•our defense and the ultimate outcome of a pending class action lawsuit;

• our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in demand for our products;

•our management and information systems infrastructure;

•our ability to obtain and protect intellectual property rights;

• our reliance on third party manufacturing and logistics providers for the production and distribution of products;

•our reliance on a single source supply for certain raw materials;

•inherent risks associated with the manufacture, distribution and sale of our products overseas;

•our ability to develop and sell new products;

•our limited operating history;

•our ability to accurately forecast consumer demand for our products;

•our ability to maintain effective internal controls;

•our ability to attract, assimilate and retain management talent;

•our ability to respond to further adverse changes in the retail environment;

•our ability to effectively market and maintain a positive brand image;

•the effect of competition in our industry; and

•the effect of potential adverse currency exchange rate fluctuations.

We caution the reader to carefully consider such factors. Furthermore, such forward-looking statements speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE COMPANY

We are a designer, manufacturer, distributor, worldwide marketer, and brand manager of footwear for men, women and children. We aspire to be the global leader in molded footwear design and development.  Crocs shoes combine fun colors and innovative design and we manufacture a product offering that provides new and exciting molded footwear products that feature fun, comfort and functionality. We design and sell a broad offering of footwear, apparel, gear and accessories that utilize our proprietary closed cell-resin, called Croslite.  Croslite is a unique material that enables us to produce an innovative, soft, lightweight, non-marking, slip and odor-resistant shoe. Shoes made with Croslite have been certified by US Ergonomics to reduce peak pressure on the foot, reduce muscular fatigue while standing and walking and to relieve the musculoskeletal system.

Our principal executive offices are located at 6328 Monarch Park Place, Niwot, Colorado 80503, and our telephone number is (303) 848-7000  Our Internet address is http://www.crocs.com.  We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will have significant discretion in the use of any net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2009

Ratio of Earnings to Fixed Charges	—	22.2	31.5	26.7	—	—

For the three months ended March 31, 2009 and for the years ended December 31, 2008 and 2004, our earnings were insufficient to cover fixed charges by $17,355,000, $170,520,000 and $1,521,000, respectively.  Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.  For the periods indicated above, we had no outstanding shares of preferred stock.  Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock.  We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with covenants under any existing financing agreements, which may restrict or limit our ability to declare or pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. We issued a stock dividend in connection with our 2-for-1 stock split, which was effected in the form of a 100% common stock dividend distributed on June 14, 2007.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, N.A., as trustee, unless otherwise indicated in the applicable prospectus supplement.  As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock.  The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.  The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officers’ certificate or in one or more supplemental indentures.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•             the title and type of the debt securities;

•             any limit on the total principal amount of the debt securities;

•             the price at which the debt securities will be issued;

•             the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•             the maturity date of the debt securities;

•             if the debt securities will bear interest:

•                  the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

•                  the date from which interest will accrue;

•                  the record and interest payment dates for the debt securities;

•                  the first interest payment date; and

•                  any circumstances under which we may defer interest payments;

•             any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

•             any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

•             whether the debt securities will be secured or unsecured;

•             any subordination provisions;

•             the terms applicable to any debt securities issued at a discount or premium from their stated principal amount;

•             the securities exchanges(s) on which the debt securities will be listed, if any;

•             whether any underwriter(s) will act as market maker(s) for the debt securities;

•             the extent to which a secondary market for the securities is expected to develop;

•             if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

•             the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

•             any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•             any events of default or covenants;

•             any provisions regarding modification or waiver of terms of the indenture or debt securities;

•             any requirements or procedures upon a consolidation, merger or sale of the company;

•             any provisions relating to the satisfaction and discharge of the indenture;

•             whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

•             any special tax implications of the debt securities;

•             any provisions relating to covenant defeasance and legal defeasance;

•             any provisions relating to any security provided for the debt securities; and

•             any other terms of the debt securities.

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Payment; Transfer

Unless the prospectus supplement states otherwise, we will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment.  There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Covenants and Events of Default

We will describe in the prospectus supplement any restrictive covenants and events of default applicable to an issue of debt securities.

Conversion and Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock.  Those terms will include:

•            whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

•            the conversion price or exchange ratio, or manner of calculation;

•            the conversion or exchange period;

•            provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

•            the events requiring an adjustment of the conversion price or exchange ratio; and

•            provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Limited Liability of Some Persons

No past, present or future stockholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

DESCRIPTION OF CAPITAL STOCK

Our restated certificate of incorporation, as amended, provides that we may issue up to 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. A description of the material terms and provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to the restated certificate of incorporation , as amended, and our amended and restated bylaws incorporated herein by reference.

The following is a summary of the material features of our capital stock:

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

Our restated certificate of incorporation, as amended, permits us to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our restated certificate of incorporation, as amended, authorizes our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. We have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Anti-Takeover Effects

Provisions of Delaware law, our restated certificate of incorporation, as amended, and our amended and restated bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Delaware Anti-Takeover Statute.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                                          Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                                          Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                                            On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

In addition, certain provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Election, Appointment and Removal of Directors.

Our amended and restated bylaws and restated certificate of incorporation, as amended, include provisions classifying our board of directors into three classes with staggered three-year terms. Accordingly, only one third of our board of directors will be elected at each annual meeting. Only our board of directors is authorized to fill vacant directorships or increase the size of our board. Directors may only be removed for cause by holders of a majority of the shares entitled to vote at an election of directors.

Stockholder Action; Special Meeting of Stockholders.

Our restated certificate of incorporation, as amended, eliminates the ability of stockholders to act by written consent. Our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Directors Nominations.

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date in the current year that corresponds to the date of the previous year’s annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares.

Our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Amendment of Bylaws.

Our directors are expressly authorized to amend our amended and restated bylaws.

Transfer Agent and Registrar

Computershare Trust Company, Inc. has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “CROX.”

Indemnification of Certain Persons

Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers. We currently maintain and intend to continue to maintain directors’ and executive officers’ liability insurance.

Limitations of Director Liability

Our restated certificate of incorporation, as amended, limits personal liability of our directors for breaches by the directors of their fiduciary duties to the fullest extent provided by Delaware law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our stockholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends, liability based on a transaction from which the director derives an improper personal benefit, liability based on violation of state securities laws and liability for acts occurring prior to the date such provision was added. Any amendment to, or repeal of, such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the stock purchase contracts.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants.  The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock, which we collectively refer to as the “securities warrants.”  Securities warrants may be issued alone or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from those securities.  Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement.  The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section.  You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms.  If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•                       the offering price;

•                       the currencies in which the securities warrants are being offered;

•                       the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•                       the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of common stock;

•                       the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

•                       the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•                       the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•                       United States federal income tax consequences; and

•                       any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•                       the offering price;

•                       the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•                       the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of common stock;

•                       the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

•                       the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

•                       the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•                       United States federal income tax consequences; and

•                       any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

A holder of securities warrant certificates may:

•                       exchange them for new certificates of different denominations;

•                       present them for registration of transfer; and

•                       exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture.  Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•                       delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•                       properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•                       delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price.  After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or common stock that you purchased upon exercise.  If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants.  Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants.  We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent.  However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•                  if we issue capital stock as a dividend or distribution on the common stock;

•                  if we subdivide, reclassify or combine the common stock;

•                  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

•                  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•                 a reclassification or change of the common stock;

•                 a consolidation or merger involving our company; or

•                 a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•                  directly to investors, including through a specific bidding, auction, or other process;

•                  to investors through agents;

•                  directly to agents;

•                  to or through brokers or dealers;

•                  to the public through underwriting syndicates led by one or more managing underwriters;

•                  to one or more underwriters acting alone for resale to investors or to the public; and

•                  through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of our debt securities or preferred stock or in exchange for our debt securities. Securities may also be issued upon exercise of warrants and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•                  identify any such underwriter, dealer or agent;

•                  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•                  describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•                  identify the amounts underwritten; and

•                  identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Global Select Market.  Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market. We may elect to list any series of debt securities, preferred stock, stock purchase contracts or warrants on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus.  Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of Crocs, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs relating to (a) the existence of substantial doubt about the Company’s ability to continue as a going concern and (b) the adoption on January 1, 2007 of the Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$4,185
Legal Fees and Expenses*	300,000
Trustee Fees and Expenses*	30,000
Accounting Fees and Expenses*	250,000
Printing and Engraving Fees*	250,000
Rating Agency Fees*	100,000
NASDAQ and Other Listing Fees*	60,000
Miscellaneous*	10,000
Total	$1,004,185

* Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

Our restated certificate of incorporation, as amended, provides that no director is liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Any underwriting agreement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act of 1933, or otherwise.

Item 16.  Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1

Restated Certificate of Incorporation of Crocs, Inc. (Incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc. (Incorporated herein by reference to Exhibit 3.1 to Crocs, Inc. Current Report on Form 8-K, filed on

July 12, 2007 (File No. 000-51754)).

4.3	Amended and Restated Bylaws of Crocs, Inc. (Incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).

4.4	Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-1, filed on August 15, 2005 (File No. 333-127526)).

4.5†	Form of Indenture for Debt Securities.

4.6*	Form of Debt Security.

4.7*	Form of Warrant Agreement and Warrant Certificate.

4.8*	Form of Stock Purchase Contract.

4.9*	Certificate of Designation of Preferred Stock.

5.1†	Opinion of Faegre & Benson LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

25.1†	Statement of Eligibility of Wells Fargo Bank, N.A. under the Indenture for Debt Securities.

*

To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or filed as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

†	Filed herewith.

Item 17.  Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot and the State of Colorado, on the 22nd day of May, 2009.

CROCS, INC.
By:	/s/ John Duerden
John Duerden
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John Duerden and Russell C. Hammer, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Crocs, Inc. in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer

/s/ John Duerden	President, Chief Executive Officer and Director	May 22, 2009
John Duerden

(ii) Principal Financial Officer and
Principal Accounting Officer

/s/ Russell C. Hammer	Chief Financial Officer, Senior Vice	May 22, 2009
Russell C. Hammer	President—Finance, and Treasurer

(iii) Directors

/s/ W. Stephen Cannon	Director	May 22, 2009
W. Stephen Cannon

/s/Raymond D. Croghan	Director	May 22, 2009
Raymond D. Croghan

/s/ Ronald L. Frasch	Director	May 22, 2009
Ronald L. Frasch

/s/ Peter A. Jacobi	Director	May 22, 2009
Peter A. Jacobi

/s/ Richard L. Sharp	Chairman of the Board	May 22, 2009
Richard L. Sharp

/s/ Thomas J. Smach	Director	May 22, 2009
Thomas J. Smach

/s/ Ronald R. Snyder	Director	May 22, 2009
Ronald R. Snyder

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1

Restated Certificate of Incorporation of Crocs, Inc. (Incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc. (Incorporated herein by reference to Exhibit 3.1 to Crocs, Inc. Current Report on Form 8-K, filed on July 12, 2007 (File No. 000-51754)).

4.3	Amended and Restated Bylaws of Crocs, Inc. (Incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).

4.4	Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-1, filed on August 15, 2005 (File No. 333-127526)).

4.5†	Form of Indenture for Debt Securities.

4.6*	Form of Debt Security.

4.7*	Form of Warrant Agreement and Warrant Certificate.

4.8*	Form of Stock Purchase Contract.

4.9*	Certificate of Designation of Preferred Stock.

5.1†	Opinion of Faegre & Benson LLP.

12.1†	Calculation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP.

24.1†	Power of Attorney (included on the signature page hereof).

25.1†	Statement of Eligibility of Wells Fargo Bank, N.A. under the Indenture for Debt Securities.

*

To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or filed as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

†	Filed herewith.